UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2005

VALERO L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-16417	74-2956831
(State or other jurisdiction	Commission File Number	(IRS Employee
of incorporation)		Identification No.)

One Valero Way
San Antonio, Texas	78249
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (210) 345-2000

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 27, 2005, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Valero GP, LLC (the “General Partner”), the general partner of the general partner of Valero L.P. (the “Registrant”) approved certain compensation arrangements for each of the Registrant’s “named executive officers” (as defined in Item 402(a)(3) of Regulation S-K). All of the Board’s independent directors serve on the Committee.

Incentive Bonus. The Committee approved incentive bonus awards for 2004 for each of the Registrant’s named executive officers pursuant to the terms of the Valero Energy Corporation Annual Bonus Plan (the “Bonus Plan”). The General Partner is a wholly owned subsidiary of Valero Energy Corporation (the “Company”), and has adopted the Bonus Plan. To calculate bonus amounts for 2004, the Committee started with the target percentage of base salary for each executive, and then adjusted the target upward or downward depending on the Company’s level of achievement with respect to certain financial performance goals. In addition, the Committee could further adjust bonus awards upward or downward by up to 25 percent, based upon such individual factors as the Committee deemed appropriate. The following three quantitative measures of financial performance were used to determine incentive bonuses for 2004; the performance factors were given equal weight in determining potential adjustments to target percentages of base salary:

o	return on investment (“ROI”) of the Company compared with the average ROI for its peer group for the 12-month period ended September 30, 2004;
o	earnings per share ("EPS") of the Company compared to a target EPS approved in advance by the Compensation Committee; and
o	total shareholder return (“TSR”) of the Company compared to a target TSR approved in advance by the Committee (TSR measures the growth in the daily average closing price per share of the Company’s Common Stock during the month of November, including the reinvestment of dividends, compared with the daily average closing price of the Company’s Common Stock during the corresponding period in the prior year).

The 2004 incentive bonuses were payable in cash, but participants could elect to use 25 percent of their bonus award to purchase, at fair market value, limited partnership units of the Registrant.

The Bonus Plan (which is being filed as an exhibit to this Current Report) and the disclosures stated above contain the material terms and conditions for participation in the compensation arrangements described in this Item. In reliance on Instruction 1 to Item 601(b)(10) of Regulation S-K, the Company is not filing each individual’s personal arrangement under the Bonus Plan.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

* 10.01	Valero Energy Corporation Annual Bonus Plan.

_________________

* filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERO L.P. By: Riverwalk Logistics, L.P. its general partner

By: Valero GP, LLC its general partner

Date: February 1, 2005	By: /s/Bradley C. Barron Name: Bradley C. Barron Title: Secretary

EXHIBIT INDEX

Number	Exhibit

10.01	Valero Energy Corporation Annual Bonus Plan.